Exhibit 99.1

Calumet Specialty Products Partners, L.P. Announces Execution of Conversion Agreement

INDIANAPOLIS — (PR NEWSWIRE) — February 12, 2024 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet,” “the Partnership,” “we,” or “us”), announced today that we have entered into an agreement that sets forth the terms of our previously announced conversion (the “Conversion”) to a new Delaware corporation, Calumet Inc. (“New Calumet”).

As previously announced, on November 9, 2023, Calumet entered into the Partnership Restructuring Agreement with Calumet GP LLC, the general partner of the Partnership (the “General Partner”), and The Heritage Group and the other owners of the General Partner (collectively, the “Sponsor Parties”), pursuant to which the parties agreed to negotiate and enter into a Conversion Agreement to, among other things, implement the terms of the Conversion.

On February 9, 2024, Calumet, the General Partner, New Calumet, Calumet Merger Sub I LLC, Calumet Merger Sub II LLC and the Sponsor Parties entered into the Conversion Agreement (the “Conversion Agreement”). The Board of Directors of the General Partner (the “Board”) has unanimously approved the terms of the Conversion Agreement. The Board approved the Conversion Agreement following the recommendation and special approval of the Conflicts Committee of the Board. New Calumet is expected to file a registration statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus that will be used to solicit proxies for the vote of the Partnership’s unitholders in connection with the Conversion and other matters that will be described more fully in the proxy statement/prospectus.

“Completion of the conversion agreement is the next step in Calumet’s transformation from an MLP to a C-Corp,” said Todd Borgmann, CEO. “In the coming months, we expect to file the S-4 and hold a unitholder vote, with an ultimate target of mid-year for completing the conversion. 2024 is a pivotal year for Calumet, filled with near-term catalysts that could create meaningful shareholder value. I thank our General Partner and Conflicts Committee for laying the groundwork for this conversion which will enable more investors to participate in the Calumet opportunity.”

For more information and for further details, please see the Form 8-K that will be filed with the Securities and Exchange Commission.

Conditions to Closing and Tax Treatment

Completion of the Conversion is subject to customary conditions including the approval by the Partnership’s unitholders at a special meeting and the customary closing conditions of the associated agreements having been satisfied or waived. The Conversion is intended to be tax-free to the Partnership’s unitholders subject to potential recapture for some unitholders as a result of the change in tax status from a partnership to a C-Corporation. The Conversion is expected to close within approximately six months from the execution of the Conversion Agreement.

About Calumet

Calumet manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Additional Information and Where to Find It

This communication relates to the proposed corporate reorganization between the Partnership and New Calumet. This communication may be deemed to be solicitation material in respect of the proposed Conversion. The proposed Conversion will be submitted to the Partnership’s unitholders for their consideration. In connection with the proposed Conversion, New Calumet is expected to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Form S-4”) containing a proxy statement/prospectus (the “Proxy Statement/Prospectus”) to be distributed to the Partnership’s unitholders in connection with the Partnership’s solicitation of proxies for the vote of the Partnership’s unitholders in connection with the proposed Conversion and other matters as described in such Proxy Statement/Prospectus. The Proxy Statement/Prospectus will also serve as the prospectus relating to the offer of the securities to be issued to the Partnership’s equity holders in connection with the completion of the proposed Conversion. The Partnership and New Calumet may file other relevant documents with the SEC regarding the proposed Conversion. The definitive Proxy Statement/Prospectus will be mailed to the Partnership’s unitholders when available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED CONVERSION, INVESTORS AND UNITHOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED CONVERSION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CONVERSION.

The Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Partnership or New Calumet with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge from the Partnership at www.calumet.com or by directing a written request to the Partnership at 2780 Waterfront Parkway East Drive, Indianapolis, Indiana 46214.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Partnership, the General Partner and certain of the General Partner’s executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Conversion. Information regarding the General Partner’s directors and executive officers is available in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 15, 2023 (the “Annual Report”). To the extent that holdings of the Partnership’s securities have changed from the amounts reported in the Annual Report, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the sources indicated above. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Proxy Statement/Prospectus and other relevant materials relating to the proposed Conversion to be filed with the SEC when they become available. Unitholders and other investors should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the expected benefits of the Conversion to the Partnership and its unitholders, (ii) the anticipated completion of the Conversion and the timing thereof, (iii) the expected future growth of the reorganized company and (iv) the plans and objectives of management for future operations. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Public Relations Contact:

Media Oakes, 317-957-5319

Investor Relations Contact:

Brad McMurray, 317-957-5378

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